Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

September 28, 2012

American Equity Investment Life Holding Company

American Equity Capital Trust V

American Equity Capital Trust VI

6000 Westown Parkway

West Des Moines, Iowa 50266

Re:          American Equity Investment Life Holding Company

American Equity Capital Trust V

American Equity Capital Trust VI

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to American Equity Investment Life Holding Company, an Iowa corporation (the “Company”), and to American Equity Capital Trust V and American Equity Capital Trust VI (each a “Trust” and together, the “Trusts”), each a statutory trust created under the Statutory Trust Act of the State of Delaware, in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company and the Trusts with the U.S. Securities and Exchange Commission (the “Commission”).  The Registration Statement relates to, among other things, the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of the following securities: (i) senior or subordinated debt securities of the Company, in one or more series (the “Debt Securities”), which may be issued under the Senior Indenture, dated as of April 22, 2004, between the Company and U.S. Bank National Association, as trustee, or the Subordinated Indenture, dated as of April 22, 2004, between the Company and U.S. Bank National Association, as trustee, respectively (collectively, the “Indentures”); (ii) trust preferred securities (the “Trust Preferred Securities”) of each of the Trusts, which may be issued pursuant to an Amended and Restated Declaration of Trust of each Trust (each, an “Amended Declaration”); and (iii) guarantees by the Company (the “Trust Preferred Securities Guarantees”) of the Trust Preferred Securities, which may be issued in the form of a Trust Preferred Securities Guarantee Agreement (each, a “Guarantee Agreement”) to be entered into by the Company and a preferred guarantee trustee or trustees to be named. The Debt Securities, the Trust Preferred Securities and

the Trust Preferred Securities Guarantees are collectively referred to herein as the “Offered Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) executed copies of the Indentures, each incorporated by reference as an exhibit to the Registration Statement; (iii) the form of underwriting agreement to be entered into between the Company and one or more underwriters to be named in connection with any underwritten offering of Debt Securities (the “Underwriting Agreement”), incorporated by reference as an exhibit to the Registration Statement; (iv) the Certificate of Trust of each Trust (each, a “Certificate of Trust”), as filed with the Secretary of State of the State of Delaware on March 11, 2004, each incorporated by reference as an exhibit to the Registration Statement; (v) the Declaration of Trust of each Trust (each, a “Declaration of Trust”), dated March 11, 2004, and each incorporated by reference as an exhibit to the Registration Statement; (vi) the form of the Amended Declaration (including the form of the Trust Preferred Securities), incorporated by reference as an exhibit to the Registration Statement; (vii) the form of the Guarantee Agreement, incorporated by reference as an exhibit to the Registration Statement; and (viii) certain resolutions of the Board of Directors of the Company relating to the filing of the Registration Statement and related matters.  We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, including endorsements, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies.  In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto (including the Company), other than the Trusts, have been duly organized and are and will continue to be validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization and had or will have the power, corporate or other, to enter into and perform all obligations thereunder and we have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, except to the extent expressly set forth in Paragraphs 1 through 3 below, that such documents constitute or will constitute valid and binding obligations of such parties. We have also assumed that the Underwriting Agreement, the Amended Declaration of each Trust, the Trust Preferred Securities of each Trust and the Guarantee Agreements will be duly authorized, executed and delivered in substantially the form reviewed by us.  We have assumed that the choice of New York law to govern the Indentures, the Trust Preferred Securities Guarantees and the Guarantee Agreements is a valid and legal provision.

In addition, we have assumed that the terms of the Offered Securities will have been established so as not to, and that the execution and delivery by the Company and the Trusts, as applicable, of, and the performance of their respective obligations under, the Indentures, the Offered Securities and each Guarantee Agreement will not, violate, conflict with or constitute a default under (i) the articles of incorporation or the bylaws of the Company, the Declaration of Trust of either Trust or the Amended Declaration of either Trust, or any agreement or other instrument to which the Company, either Trust or their respective properties is subject; (ii) any law, rule or regulation to which the Company, either Trust or their respective properties is subject; (iii) any judicial or regulatory order or decree of any governmental authority; or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.  We have also assumed that (i) the Company has duly authorized the filing of the Registration Statement under Iowa law; (ii) prior to the issuance of any Offered Securities, the Company will have duly authorized the issuance and the terms of the Offered Securities under Iowa law; and (iii) the Company has and will have otherwise complied with all aspects of the laws of the State of Iowa in connection with the transactions contemplated by the Registration Statement.

As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers, trustees and other representatives of the Company, the Trusts and others and of public officials.

Our opinions set forth herein are limited to the Statutory Trust Act of the State of Delaware and those laws of the State of New York and the State of Delaware, in each case, that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”).  We do not express any opinion with respect to the laws of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated.  The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.             With respect to any series of Debt Securities to be offered pursuant to the Registration Statement (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended, (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) any supplemental indenture in respect of such Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto and (v) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of the Offered Debt Securities and the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Debt Securities), when issued and sold or otherwise distributed in accordance with the applicable Indenture, any supplemental indenture to be entered into in connection with the issuance of the Offered Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) waivers of any usury defense contained in the Indenture or Offered Debt Securities which may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

2.             With respect to the Trust Preferred Securities of each Trust to be offered pursuant to the Registration Statement (the “Offered Trust Preferred Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the Amended Declaration has been qualified under the Trust Indenture Act of 1939, as amended, (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Trust Preferred Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) the Amended Declaration of the applicable Trust has been duly executed and delivered by the parties thereto, (iv) if the Offered Trust Preferred Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Trust Preferred Securities has been duly authorized, executed and delivered by the applicable Trust and the other parties thereto, and (v) the terms of the Offered Trust Preferred Securities have been duly established in conformity with the applicable Amended Declaration and the Offered Trust Preferred Securities have been duly executed and authenticated in accordance with the provisions of the applicable Amended Declaration and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, (1) the Offered Trust Preferred Securities, when issued and sold or otherwise distributed in accordance with the applicable Amended Declaration and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized for issuance and will be validly issued, fully paid and nonassessable, representing undivided beneficial interests in the assets of such Trust and (2) the holders of the

Offered Trust Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the Delaware General Corporation Law.  We bring to your attention, however, that the holders of the Offered Trust Preferred Securities may be obligated, pursuant to the Amended Declaration of such Trust, to (1) provide indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers of Offered Trust Preferred Securities and (2) provide security and indemnity in connection with the requests of or directions to the property trustee of such Trust to exercise its rights and powers under the Amended Declaration of such Trust.

3.             With respect to the Trust Preferred Securities Guarantees to be offered pursuant to the Registration Statement (the “Offered Trust Preferred Securities Guarantees”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the applicable Guarantee Agreement has been qualified under the Trust Indenture Act of 1939, as amended, (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Trust Preferred Securities Guarantees has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) the Amended Declaration of the applicable Trust has been duly executed and delivered by the parties thereto, (iv) the terms of the Offered Trust Preferred Securities have been duly established in conformity with the applicable Amended Declaration and the Offered Trust Preferred Securities have been duly executed and authenticated in accordance with the provisions of the applicable Amended Declaration and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, (v) if the Offered Trust Preferred Securities Guarantees are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Trust Preferred Securities Guarantees has been duly authorized, executed and delivered by the Company and the other parties thereto, and (vi) the terms of the Offered Trust Preferred Securities Guarantees and the issuance and sale thereof have been duly established in conformity with the applicable Guarantee Agreement and the Offered Trust Preferred Securities Guarantees have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Guarantee Agreement and duly issued and sold or otherwise distributed in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Trust Preferred Securities Guarantees, when issued and sold in accordance with the applicable Guarantee Agreement and Amended Declaration and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (e) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We also consent to the reference to our firm under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.  This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP